EXHIBIT 10.1

FIFTH LOAN MODIFICATION AND WAIVER AGREEMENT

This Fifth Loan Modification and Waiver Agreement (this “Loan Modification Agreement”) is entered into as of May 13, 2013 (the “Fifth Loan Modification Effective Date”), by and between (i) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and (ii) WORLD ENERGY SOLUTIONS, INC., a Delaware corporation with offices located at 100 Front Street, Worcester, Massachusetts 01608, and WORLD ENERGY SECURITIES CORP., a Massachusetts securities corporation with offices located at 100 Front Street, Worcester, Massachusetts 01608 (individually and collectively, jointly and severally, “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of September 8, 2008, evidenced by, among other documents, a certain Loan and Security Agreement dated as of September 8, 2008, between Borrower and Bank, as amended by a certain First Loan Modification Agreement, dated as of September 30, 2009, as further amended by a certain Second Loan Modification Agreement, dated as of March 8, 2011, as further amended by a certain Third Loan Modification and Waiver Agreement, dated as of March 2, 2012 and as further amended by a certain Fourth Loan Modification Agreement, dated as of October 3, 2012 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3(a)(ii) thereof:

“(ii) Term Loan 2012A. Subject to Section 2.3(b) the principal amount outstanding under the Term Loan 2012A shall accrue interest at a floating per annum rate equal to the Prime Rate plus two and three-quarters of one percentage point (2.75%), which interest shall be payable monthly on the first day of each month.”

and inserting in lieu thereof the following:

“(ii) Term Loan 2012A. From and after the Fifth Loan Modification Effective Date, subject to Section 2.3(b) the principal amount outstanding under the Term Loan 2012A shall accrue interest at a floating per annum rate equal to the Prime Rate plus four and one-half of one percentage point (4.50%); provided that commencing on the first day of the month following the month in which Performance Pricing Event #1 occurs and thereafter, the principal amount outstanding under the Term Loan 2012A shall accrue interest at a floating per annum rate equal to the Prime Rate plus three and one-half of one percentage point (3.50%); provided further, that commencing on the first day of the month following the month in which Performance Pricing Event #2 occurs and thereafter, the principal amount outstanding under the Term Loan 2012A shall accrue interest at a floating per annum rate equal to the Prime Rate plus one and one-half of one percentage point (1.50%). Such interest shall in any event be payable monthly on the first day of each month.”

2	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9(b) thereof:

“(b) Minimum Fixed Charge Coverage Ratio. Commencing with the first full fiscal quarter following the Fourth Loan Modification Effective Date, achieve, on a trailing three month basis, measured on the last day of each monthly period, a Fixed Charge Coverage Ratio of not less than 1.25:1.00.”

and inserting in lieu thereof the following:

“(b) Minimum Fixed Charge Coverage Ratio. Commencing with the first fiscal quarter following the Fifth Loan Modification Effective Date, achieve, on a trailing twelve (12) month basis, measured on the last day of each quarterly period, a Fixed Charge Coverage Ratio of not less than 1.25:1.00.”

3	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

“Fixed Charge Coverage Ratio” is, for any period of measurement, (i) Borrower’s EBITDA for such period minus the sum of all taxes actually paid in cash minus unfinanced Capital Expenditures divided by (ii) Borrower’s Fixed Charges.

and inserting in lieu thereof the following:

“Fixed Charge Coverage Ratio” is, for any period of measurement, (i) Borrower’s EBITDA for such period plus the Net Change in Deferred Revenue for such period minus the sum of all taxes actually paid in cash minus unfinanced Capital Expenditures divided by (ii) Borrower’s Fixed Charges.

4	The Loan Agreement shall be amended by inserting the following definitions in Section 13.1 thereof each in their appropriate alphabetical position:

“Fifth Loan Modification Effective Date” is May 13, 2013.

“Leverage Ratio” means, as of any date for any period of measurement, the ratio of (i) the sum of (a) all outstanding Obligations of Borrower owed to Bank; plus (b) total unpaid GSE Earn-out Payments and NEP Earn-out Payments as of such date; plus (c) any other earn-out payments owed by Borrower to any third party; plus (d) the outstanding principal balance of all Subordinated Debt, including, without limitation or duplication, any promissory notes made by Borrower in favor of any third party other than Bank; to (ii) EBITDA for such period.

“Net Change in Deferred Revenue” means, as of any date of measurement for any period, the net change in Borrower’s consolidated Deferred Revenue during the period ending as of such date of measurement.

“Performance Pricing Event #1” is the date on which Borrower reports to Bank, in form and substance acceptable to Bank, in its reasonable discretion, (i) EBITDA, measured quarterly, on a trailing twelve (12) month basis ending as of the date of measurement, equal to or greater than Three Million Dollars ($3,000,000); and (ii) a quarterly Leverage Ratio, measured on a trailing twelve (12) month basis, of less than 2.50:1.00.

“Performance Pricing Event #2” is the date on which Borrower reports to Bank, in form and substance acceptable to Bank, in its reasonable discretion, (i) EBITDA, measured quarterly, on a trailing twelve (12) month basis ending as of the date of measurement, equal to or greater than Three Million Dollars ($3,000,000); and (ii) a quarterly Leverage Ratio, measured on a trailing twelve (12) month basis, of less than 2.00:1.00.

5	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4. ACKNOWLEDGMENT OF DEFAULT; WAIVER.

A.	Borrower acknowledges that it is currently in default of the Loan Agreement as a result of Borrower’s failure to comply with the minimum Fixed Charge Coverage Ratio financial covenant set forth in former Section 6.9(b) thereof for the compliance period ended March 31, 2013 (the “Existing Default”).

B.	Subject to the execution and delivery of this Loan Modification Agreement, Bank hereby waives Borrower’s Existing Default for the monthly compliance period indicated above. Bank’s waiver of such Existing Default shall apply only to the foregoing specific compliance period. The Borrower hereby acknowledges and agrees that, except as specifically provided herein, nothing in this Section or anywhere in this Loan Modification Agreement shall be deemed or otherwise construed as a waiver by the Bank of any of its rights and remedies pursuant to the Existing Loan Documents, applicable law or otherwise.

5. FEES. Borrower shall pay to Bank a waiver fee equal to Seven Thousand Five Hundred Dollars ($7,500), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with the Existing Loan Documents and this Loan Modification Agreement.

6. RATIFICATION OF NEGATIVE PLEDGE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain negative pledge arrangement with respect to Borrower’s intellectual property, between Borrower and Bank, and Borrower acknowledges, confirms and agrees that said negative pledge arrangement remains in full force and effect.

7. ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE. Borrower shall not, without providing the Bank with thirty (30) days prior written notice: (i) relocate its principal executive office or add any new offices or business locations or keep any Collateral, in excess of Ten Thousand Dollars ($10,000.00) in any additional locations, or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization. In addition, the Borrower hereby certifies that no Collateral in excess of Ten Thousand Dollars ($10,000.00) is in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral in excess of Ten Thousand Dollars ($10,000.00) to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 3, 2012, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed.

8. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

9. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

10. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

11. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

12. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

13. RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

14. CONFIDENTIALITY. Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

15. JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference in its entirety.

16. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER: WORLD ENERGY SOLUTIONS, INC.

By:	/s/ James Parslow
Name: Title:	James Parslow Chief Financial Officer

WORLD ENERGY SECURITIES CORP.

By:	/s/ James Parslow
Name: Title:	James Parslow Treasurer

BANK: SILICON VALLEY BANK

By:	/s/ Michael Quinn
Name: Title:	Michael Quinn V.P.

[Signature page to Fifth Loan Modification and Waiver Agreement]

Exhibit A

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:____________________________
FROM:	WORLD ENERGY SOLUTIONS, INC.
WORLD ENERGY SECURITIES CORP.

The undersigned authorized officers of World Energy Solutions, Inc., and World Energy Securities Corp. (individually and collectively, jointly and severally, “Borrower”), solely in their capacities as officers of their respective entities, certify that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending ________________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned solely in their capacities as officers of their respective entities, certify that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned solely in their capacities as officers of their respective entities, acknowledge that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

Annual financial statement (CPA Audited) + CC	FYE within 90 days	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

A/R & A/P Agings, Deferred Revenue report, and schedule of expected collections	Monthly within 20 days when there are outstanding Credit Extensions under the Revolving Line	Yes No

Borrowing Base Certificate	Monthly within 20 Days during Streamline Period	Yes No

Transaction Report	Weekly when not Streamline Period when there are outstanding Credit Extensions under the Revolving Line and upon each request for a Credit Extension under the Revolving Line	Yes No

Board-approved projections	Within 30 days of approval	Yes No

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Financial Covenant	Required	Actual		Complies
Minimum Cash and Availability – at all times	$3,000,000	$	________	Yes No
Minimum Fixed Charge Coverage Ratio – tested quarterly	1.25:1.00		_____:1.00	Yes No

Performance Pricing:

Fifth Loan Modification Effective Date: Prime Rate plus 4.50%.

Performance Pricing Event #1: Prime Rate plus 3.50%.

Performance Pricing Event #2: Prime Rate plus 1.50%.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

WORLD ENERGY SOLUTIONS, INC.	BANK USE ONLY

By:	Received by: _______________________________
Name: Title:	AUTHORIZED SIGNER Date: _____________________________________

WORLD ENERGY SECURITIES CORP.

By:	Verified:__________________________________
Name: Title:	AUTHORIZED SIGNER Date: _____________________________________ Compliance Status: Yes No

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated: ________________________

I.	Minimum Cash and Availability (Section 6.9(a))

Required:     Minimum Cash and Availability     Commencing on the Fourth Loan Modification Effective Date and at all times thereafter, maintain unrestricted cash of Borrower at Bank plus unused Availability Amount of not less than Three Million Dollars ($3,000,000);

Actual:

A.	Aggregate value of the unrestricted cash of Borrower at Bank	$	____

B.	Unused Availability Amount	$	____

C.	Total (line A plus line B)	$	____

Is line C equal to or greater than $3,000,000?

________ No, not in compliance	_______ Yes, in compliance

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II.	Minimum Fixed Charge Coverage Ratio (Section 6.9(b))

Required:     Minimum Fixed Charge Coverage Ratio.     Commencing with the first fiscal quarter following the Fifth Loan Modification Effective Date, achieve, on a trailing twelve (12) month basis, measured on the last day of each quarterly period, a Fixed Charge Coverage Ratio of not less than 1.25:1.00.

Actual: All amounts measured on a trailing twelve (12) month basis, ending as of the date of measurement.

A.	EBITDA	$

B.	Net Change in Deferred Revenue	$

C.	Taxes actually paid in cash	$

D.	Unfinanced Capital Expenditures	$

E.	Interest Expense	$

F.	The sum of required or principal payments on outstanding Indebtedness owed to Bank (including, without limitation, principal amortization and prepayments of the Term Loan 2012A, but specifically excluding (A) payments of principal on the Revolving Line and (B) (i) GSE Earn-Out Payments and NEP Earn-Out Payments permitted to be paid pursuant to Section 7.7 of the Loan Agreement and (ii) regularly scheduled payments under the NES Note and the NEP Note permitted to be paid pursuant to Section 7.9 of the Loan Agreement and paid during such period	$

G.	FIXED CHARGE COVERAGE RATIO ((line A plus line B minus line C minus line D) divided by (line E plus line F))		____:1.00

Is line G greater than or equal to 1.25:1.00?

________ No, not in compliance	_______ Yes, in compliance

Performance Pricing:

Performance Pricing Event #1: (i) EBITDA, measured quarterly, on a trailing twelve (12) month basis ending as of the date of measurement, equal to or greater than Three Million Dollars ($3,000,000); and (ii) a quarterly Leverage Ratio, measured on a trailing twelve (12) month basis, of less than 2.50:1.00.

________ No, Performance Pricing Event #1 has not occurred

________ Yes, Performance Pricing Event #1 has occurred

Performance Pricing Event #2: (i) EBITDA, measured quarterly, on a trailing twelve (12) month basis ending as of the date of measurement, equal to or greater than Three Million Dollars ($3,000,000); and (ii) a quarterly Leverage Ratio, measured on a trailing twelve (12) month basis, of less than 2.00:1.00.

________ No, Performance Pricing Event #2 has not occurred

________ Yes, Performance Pricing Event #2 has occurred